Exhibit 3.13

Form **LLC-5.5**	**Illinois** **Limited Liability Company Act** **Articles of Organization**	FILE # 11527108
Secretary of State Jesse White Department of Business Services Limited Liability Division www.ilsos.gov	Filing Fee: $150 Approved By: MAG	FILED MAR 04 2022 Jesse White Secretary of State

1. Limited Liability Company Name: RELI EXCHANGE, LLC

2. Address of Principal Place of Business where records of the company will be kept:
300 BLVD OF THE AMERICAS #105
LAKEWOOD, NJ 08701

3. The Limited Liability Company has one or more members on the filing date.

4. Registered Agent's Name and Registered Office Address:
ILLINOIS CORPORATION SERVICE COMPANY
801 ADLAI STEVENSON DR
SPRINGFIELD, IL 62703-4261

5. Purpose for which the Limited Liability Company is organized:
"The transaction of any or all lawful business for which Limited Liability Companies may be organized under this Act."

6. The LLC is to have perpetual existence.

7. Name and business addresses of all the managers and any member having the authority of manager:
RELIANCE GLOBAL GROUP, INC
300 BLVD OF THE AMERICAS #105
LAKEWOOD, NJ 08701

8. **Name and Address of Organizer**
I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

Dated: MARCH 04, 2022

YAAKOV BEYMAN
300 BLVD OF THE AMERICAS #105
LAKEWOOD, NJ 08701

This document was generated electronically at www.ilsos.gov